UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 3, 2016
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
In a Current Report on Form 8-K filed on June 1, 2016 (the “Initial Filing”), CA, Inc. (the “Company”) disclosed that Anthony J. Radesca would become the Company’s principal accounting officer, effective June 3, 2016, following the resignation of Neil A. Manna. The Company hereby amends its Initial Filing to provide compensation information that had not been determined at the time of the Initial Filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2016, the Compensation and Human Resources Committee of the Board of Directors of the Company adjusted Mr. Radesca’s compensation based on his new role, including an award of one-year performance share units, with an aggregate value of $125,000, pro-rated based on the effective date of his promotion on June 3, 2016. The award will be granted effective as of August 15, 2016, in accordance with the Company’s equity granting policies and the terms of the Company's 2011 Incentive Plan. The performance share units will be settled in restricted shares, subject to the achievement of certain performance goals for fiscal year 2017 and vesting over time based on Mr. Radesca’s continued employment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	August 8, 2016	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary